UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 30, 2009, The Majestic Star Casino, LLC (the “Company”) received a Notice of Events of Default and Reservation of Rights (the “Acceleration Notice”) from the administrative agent (“Agent”) for the lenders under the Company’s  Senior Secured Credit Facility and relating to that certain Loan and Security Agreement, dated as of October 7, 2003 (as amended, restated, supplemented, or otherwise modified from time to time (the “Loan and Security Agreement”)) . In the Acceleration Notice, Agent declared all obligations under the Loan and Security Agreement, in the amount of $79,334,363.96 (as of October 28, 2009), immediately due and payable.  Additionally, the Acceleration Notice stated that as a consequence of the notice received by Agent from the trustee for the holders of the Company’s Senior Secured Notes on October 20, 2009 (see the Company’s Current Report on Form 8-K as filed with Securities and Exchange Commission on October 26, 2009), Agent would commence the exercise of its rights and remedies under the Loan and Security Agreement and the related documents.

Further, the Agent and each of the lenders reserved all of their respective remedies, powers, rights, and privileges under the Loan and Security Agreement or the other loan documents and advised that neither the Agent nor lenders have any obligation to forbear from enforcing its rights and remedies with respect to any Default or Event of Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2009		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer